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                                                                     EXHIBIT 5.1



[LETTERHEAD]


August 18, 2000



Securities and Exchange Commission
Attn:  Division of Corporation Finance
450 Fifth Street N.E.
Washington, DC  20549


RE:  REGISTRATION STATEMENT ON FORM S-3


Ladies and Gentlemen:

We are acting as counsel for Troy Group, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration of offers and sales by a stockholder of 50,000 shares of its common stock, $.01 par value, pursuant to a Registration Statement on Form S-3 filed with the Securities Exchange Commission on August 18, 2000. The shares covered by the Registration Statement consist of shares issuable upon the exercise of outstanding warrants.

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.

In connection with our examination, we have assumed the genuiness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, it is our opinion that:

         (1) The Company has the corporate authority to issue the shares covered by the Registration Statement upon the exercise of outstanding warrants.

         (2) The shares being registered for resale by the selling stockholder under the Registration Statement have been duly authorized and, when issued, delivered and paid for according to the terms of the warrants, will be validly issued, fully paid and nonassessable.

We express no opinion with respect to laws other than those of the State of Delaware and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, to its use as part of the Registration Statement, and to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

Very truly yours,

OPPENHEIMER WOLFF & DONNELLY LLP

/s/ Oppenheimer Wolff & Donnelly LLP